UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 28, 2022

Greenpro Capital Corp.

(Exact name of registrant as specified in charter)

Nevada	001-38308	98-1146821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-7-5, Northpoint Office,

Mid Valley City, No. 1 Medan Syed Putra Utara,

59200 Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code +60 3 2201 - 3192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GRNQ	NASDAQ Capital Market

Item 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On March 25, 2022, the Company’s management, together with the Audit Committee of the Board of Directors, made a determination that disclosure should be made and action should be taken to prevent further reliance on the Company’s previously issued unaudited condensed consolidated financial statements for the three months ended March 31, 2021, included in its Quarterly Report on Form 10-Q (the “Form 10-Q”) filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021.

In the Form 10-Q, the Company erroneously recorded the sale of one unit of real estate property in Hong Kong.

The results of the restatement will be as follows on the Form 10-Q:

The Company has restated its condensed consolidated financial statements as of and for the three months ended March 31, 2021, to reverse the transaction of the sale of real estate property. The cumulative effect of the correction of the error was to decrease sales revenue of real estate property by $383,445, cost of real estate property sold by $253,276, interest income by $1,433, prepayments and other current assets by $49,704, other non-current assets by $276,135 and noncontrolling interest by $52,641, and to increase real estate held for sale by $246,087, other comprehensive income by $6,007 and accrued liabilities by $45,843.

The previously filed unaudited condensed consolidated financial statements in the Form 10-Q should no longer be relied upon.

The Company, including the Audit Committee of the Board of Directors, has discussed the foregoing matters with the Company’s auditors, JP Centurion & Partners PLT. The Audit Committee has authorized and directed the officers of the Company to take the appropriate and necessary actions to restate the Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

By:	/s/ Lee Chong Kuang
Name:	Lee Chong Kuang
Title:	President and Chief Executive Officer

Dated: April 28, 2022